DRIVE FORWARD Investor Meetings February 2022

Disclaimer FORWARD-LOOKING STATEMENTS All statements other than statements of historical facts contained in this presentation (this “Presentation”) are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Volta Inc.’s (“Volta” or the “Company”) management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are di!icult or impossible to predict and may di!er from assumptions and such di!erences may be material. Many actual events and circumstances are beyond the control of Volta. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Volta; risks related to the rollout of Volta’s business and the timing of expected business milestones; the e!ects of competition on Volta’s business; and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors” and other documents of Volta filed, or to be filed, with the SEC. If any of these risks materialize or Volta’s assumptions prove incorrect, actual results could di!er materially from the results implied by these forward-looking statements. There may be additional risks that Volta presently does not know or that Volta currently believe are immaterial that could also cause actual results to di!er from those contained in the forward-looking statements. In addition, forward-looking statements reflect Volta’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Volta anticipates that subsequent events and developments will cause Volta’s assessments to change. However, while Volta may elect to update these forward-looking statements at some point in the future, Volta specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Volta’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. INDUSTRY AND MARKET DATA Although all information and opinions expressed in this Presentation, including market data and other statistical information, were obtained from sources believed to be reliable and are included in good faith, Volta has not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of Volta which are derived from its respective reviews of internal sources as well as independent sources. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Volta. 2 FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented di!erently in, any material to be filed with the SEC. Some of the financial information and data contained in this Presentation, such as EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA reflects potential tax equity derived from government incentive programs. Additionally, for 2021, Adjusted EBITDA reflects impacts from non-recurring transaction costs, and adjustments from stock based compensation. Volta believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Volta’s financial condition and results of operations. Volta believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Volta’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Volta’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. TRADEMARKS AND TRADE NAMES Volta owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Volta, or an endorsement or sponsorship by or of Volta.. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Volta will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

THE VOLTA MODEL - CONNECTED COMMERCE POWERED BY PREDICTEV NETWORK GROWTH CUSTOMER CASE STUDY EUROPE 3

# Public charging is about more than just energy ...

Volta monetizes the larger shift in retail behavior

## THE VOLTA MODEL

### BEHAVIOR & COMMERCE

- Full-funnel behavioral understanding and impact (store choice, dwell time, product choice)
- Multiple revenue streams and counter-parties that are secured with +10yr contracts
- **Revenue:** Network monetization that is independent of EV adoption (turns on early and compounds with growth)

### CHARGING OPERATIONS



- Among the highest utilization and best in class up-time in the industry
- Our objective is to deliver the most miles per dollar invested
- **Revenue:** Multiple revenue streams that index to EV adoption (Pay Per Use, Idle Fees, Managed Services, Fleet); carbon and other credit strategy

### NETWORK DEVELOPMENT

- Proprietary data-driven planning
- High-traffic/ high-visibility, premium partner locations
- Bespoke configuration (full range of AC and DC products)
- *Land and expand* development model
- **Revenue:** Public and private network investment opportunities; rebates and tax credits

Source: Company data and other publicly available information.

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We’ve built a dynamic, data-driven messaging platform via high-impact, large-format, digital screens near the entrances of popular commercial properties and retail locations drive EV adoption, attract loyal customers, and allow brands to reach shoppers seconds before they buy. Powered by best-in-class behavioral science and machine learning technology – our screens are allowing us to drive the best business outcomes for our partners, predict where the market will move, and deploy infrastructure intelligently and efficiently. It’s about connected commerce 5

# Volta uses AI to predict opportunity and maximize outcomes

Proprietary data-driven analysis determines optimal charger speed and placement to match your property needs.

ANALYZE



RECOMMEND



UNDERSTAND


Volta Charging
experian.

## PredictEV™

Market-level analysis, ingesting population and movement characteristics, to assess charging needs now and into the future.

- EV drivers and intenders
- Visitation expectation

## Site Configurator

Calculates your physical property, visitation, potential visitation and customer experience needs.

- Optimization of charging products to maximize utilization
- Media placement for impression maximization

## Experian

Our data-set is now enriched with Experian consumer data, enabling us to understand consumer profile of new drivers.

- Increase foot traffic
- Increase sales with targeted programs and promotions

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7 PredictEV, Volta’s proprietary charging planning software, helps you understand behavior — predicting exactly where, and at what speeds, and how much you need. “This tool is of national and global significance.” —DR. PETER FOX-PENNER Chief Strategy and Impact Officer Energy Impact Partners; Director of Boston University’s Institute for Sustainable Energy PredictEV©

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services. Market leading planning delivers the most miles per dollar invested. Chargers Charges per Month VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER A DEEP UNDERSTANDING 4 840 $655k EV Driver Retail spend Per year EV charging demand is changing retail CUSTOMER INFLUENCE

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services. Market leading planning delivers the most miles per dollar invested. Chargers Charges per Month VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER A DEEP UNDERSTANDING EV Driver Retail spend Per year EV charging demand is changing retail CUSTOMER INFLUENCE 7 1,470 $1.1M

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services. Market leading planning delivers the most miles per dollar invested. Chargers Charges per Month VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER A DEEP UNDERSTANDING EV Driver Retail spend Per year EV charging demand is changing retail CUSTOMER INFLUENCE 11 2,310 $1.8M

Machine-learning-driven demand forecasting allows us to predict the current and future need for charging services. Market leading planning delivers the most miles per dollar invested. Chargers Charges per Month VOLTA LEVEL 2 VOLTA DC FAST VOLTA TOWER A DEEP UNDERSTANDING EV Driver Retail spend Per year EV charging demand is changing retail CUSTOMER INFLUENCE 20 4,200 $3.2M

THE VOLTA MODEL - CONNECTED COMMERCE POWERED BY PREDICTEV NETWORK GROWTH EUROPE 12 CUSTOMER CASE STUDY

# Current network growth


SEATTLE
PORTLAND
SACRAMENTO
SAN FRANCISCO
LAS VEGAS
LOS ANGELES
SAN DIEGO
PHOENIX
DENVER
CHICAGO
DETROIT
BOSTON
NEW YORK
PHILADELPHIA
WASHINGTON, DC
ATLANTA
DALLAS
AUSTIN
SAN ANTONIO
HOUSTON
MIAMI
HONOLULU
3-4yrs
Line of Sight Development
with existing Charger Pipeline

As of Q3 2021

| | INSTALLED | IN CONSTRUCTION |
|---|---|---|
| SCREENS | 3,905 | 2,404 |
| STALLS | 2,137 | 1,128 |
| SITES | 648 | 646 |

Notes: Installed Network as of 09/30/21. Pipeline represents station potential under currently signed MSA's.
Source: Company projections.

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$0 $350,000 $700,000 $1,050,000 $1,400,000 1 2 3 4 5 6 7 8 9 10 Total Chargers: 18 x L2 6 x DCFC+ Initial Build: 2 x Media - After initial build, site partner sees value of Volta chargers for their property and requests more to be installed. Expansion 1: 2 x Media 2 x Media Increased EV penetration into the market drives demand for full service charging o!erings, including DCFC. Expansion 2: 4 x Media4 x Towers Expansion 3: 10 x Towers - Site economics grow by 41% CAGR over 10 Years Measured value from Volta chargers supported by data and continued increase in EV penetration, drives further expansion. Annual Revenue per Site Development (Years) L2 DCFC Original Build Expansion 2 Expansion 1 Expansion 3 Source: Company projections. Volta’s land and expand strategy installs new charging units when EV demand in the market grows 14 Volta sites compound in value as EV penetration increases A sample site over time of companies say their sustainability approaches have led to a revenue increase 63% Network Development STORES COMMUNITYREITS Behavior & Commerce OEMS NATIONAL ADVERTISERS CHANNEL PARTNERSHIPS Data UTILITIES & GOVERNMENTS Volta’s premier property partners Capture the immediate value from the EV spending shift 15

THE VOLTA MODEL - CONNECTED COMMERCE POWERED BY PREDICTEV NETWORK GROWTH CUSTOMER CASE STUDY EUROPE 16

17 Walgreens relationship expansion Feb 14, 2022 expansion covers: ~500 additional Walgreens Stores ~1,000 DC Fast stations Walgreens operates 9,000 stores, serving approximately 9 million customers every day. CASE STUDY:

18 Engage shoppers with effective brand messaging and targeted offers on the path to purchase. While Volta stations are view as a superior charging platform, our media network is sought after for being innovative and impactful. Walgreens partnered with Volta’s data team to measure how Volta stations impact behavior. Ultimately, shoppers said they’d select Walgreens over other retailers and spent more on each visit. 63% Likelihood to select over competitor+35% Increase in retailer opinion (Excellent)+24% Increase: “Cares about the community" Leader in the Industry+13% Sources: F’inn/Volta brand study (Walgreens – 1Q20)

THE VOLTA MODEL - CONNECTED COMMERCE POWERED BY PREDICTEV NETWORK GROWTH CUSTOMER CASE STUDY EUROPE 19

Volta Europe Partnership deals with the Global sporting goods chain Decathlon in Switzerland and the Cineplex Group in Germany. Installation of first charging stations in France. 20

21 Volta Europe Launch Vincent Grena presents at NOAH Conference in Zurich

22 Volta Europe First Installs France France Germany

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30 Drive Forward Note: Site rendering, not based on actual site.